EXHIBIT NO. 24

ARMSTRONG HOLDINGS, INC.

POWER OF ATTORNEY

I, John N. Rigas, Senior Vice President, Secretary and General Counsel of Armstrong Holdings, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that at a meeting of the Board of Directors of said corporation duly held on the 23rd day of February, 2004, at which a quorum was present and acting throughout, the following resolution was adopted and is now in full force and effect.

RESOLVED that the execution of Armstrong Holdings, Inc.’s 2003 Annual Report on Form 10-K by members of the Board of Directors through powers of attorney granting Messrs. Lockhart, Rigas and Gangl the power to sign on their behalf is authorized.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 23rd day of February, 2004.

/s/ John N. Rigas

John N. Rigas Senior Vice President, Secretary and General Counsel

EXHIBIT NO. 24

ARMSTRONG HOLDINGS, INC.

POWER OF ATTORNEY

RE:	2003 ANNUAL REPORT ON FORM 10-K

I, M. Edward Sellers, as a Director of Armstrong Holdings, Inc., do hereby constitute and appoint, MICHAEL D. LOCKHART or, in the case of his absence or inability to act as such, JOHN N. RIGAS or, in the case of his absence or inability to act as such, WALTER T. GANGL, my agent, to sign in my name and on my behalf the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.

By:	/s/ M. Edward Sellers

Dated:	February 23, 2004